UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2013

 ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue,
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 31, 2013, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release announcing the preliminary results of the previously announced exchange offers and consent solicitations by the Partnership to exchange existing 7.60% Senior Notes due 2024, 8.25% Senior Notes due 2029 and Junior Subordinated Notes due 2066 of Southern Union Company for the Partnership’s new 7.60% Senior Notes due 2024, 8.25% Notes due 2029 and Floating Rate Junior Notes due 2066 and the extension of the Early Participation and Consent Date (the “Exchange Offers and Consent Solicitations”). Pursuant to Rule 135c under the Securities Act, the Partnership is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.
In addition, on June 6, 2013, the Partnership issued a press release announcing the updated preliminary results of the Exchange Offers and Consent Solicitations, the extension of the Expiration Date and the Early Participation and Consent Date and the terms and conditions of the additional cash consideration to tendering holders of Southern Union Company’s senior notes. Pursuant to Rule 135c under the Securities Act, the Partnership is filing a copy of such press release as Exhibit 99.2 hereto, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
99.1
Press release, dated May 31, 2013, announcing the Preliminary Results and Extension of the Early Participation and Consent Date for the Exchange Offers and Consent Solicitations relating to Notes Issued by Southern Union Company.

99.2	Press release, dated June 6, 2013, announcing Update to the Exchange Offers and Consent Solicitations relating to Notes Issued by Southern Union Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013	Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner
/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
99.1
Press release, dated May 31, 2013, announcing the Preliminary Results and Extension of Early Participation and Consent Date for the Exchange Offers and Consent Solicitations relating to Notes Issued by Southern Union Company.

99.2	Press release, dated June 6, 2013, announcing Update to the Exchange Offers and Consent Solicitations relating to Notes Issued by Southern Union Company.